Exhibit 21

SUBSIDIARIES OF HEALTHCARE SERVICES GROUP, INC.
AS OF DECEMBER 31, 2025

The following is a list of the subsidiaries of Healthcare Services Group, Inc. (“HCSG”) showing the place of incorporation or organization and the names under which each subsidiary does business (in italics).

Entity Name	Year Formed	Jurisdiction	Description
HCSG Staff Leasing Solutions, LLC (“Staff Leasing”)	2011	Pennsylvania	Staff Leasing offers professional employer organization services to clients in the healthcare industry.
HCSG Insurance Corp.	2014	New Jersey	HCSG Insurance Corp. is a captive insurance company which provides the Company with certain insurance-related services.
HCSG Labor Supply, LLC (“Labor Supply"”	2014	Pennsylvania	Labor Supply offers personnel solutions on an indefinite basis in specific job classifications to clients in the healthcare industry.
HCSG East, LLC	2015	New Jersey	HCSG East, LLC provides housekeeping, laundry and dietary services at client facilities as a subcontracted service provider on behalf of HCSG.
HCSG Central, LLC	2015	New Jersey	HCSG Central, LLC provides housekeeping, laundry and dietary services at client facilities as a subcontracted service provider on behalf of HCSG.
HCSG West, LLC	2015	New Jersey	HCSG West, LLC provides housekeeping, laundry and dietary services at client facilities as a subcontracted service provider on behalf of HCSG.
HCSG East Labor Supply, LLC	2015	New Jersey	HCSG East Labor Supply, LLC provides personnel solutions on an indefinite basis in specific job classifications to clients in the healthcare industry.
HCSG Clinical Services, LLC	2017	New Jersey	HCSG Clinical Services, LLC provides clinical, nutrition, dietician and similar services as a subcontracted service provider on behalf of HCSG.
ELuminate, LLC	2021	Pennsylvania	ELuminate, LLC provides testing, credentialing, certification of professional positions and similar services.
Meriwether-Godsey, Inc.	2021	Virginia	Meriwether-Godsey, Inc. provides dietary services to schools, businesses, government agencies and other institutions.
Platinum Cleaning Services of Indianapolis, LLC (“Platinum”)	2025	Pennsylvania	Platinum provides housekeeping services to clients in healthcare facilities and commercial offices.
Core Procure, LLC	2025	Pennsylvania	Core Procure, LLC provides housekeeping and dietary supply procurement services to clients in the healthcare industry.